STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Copy Request

December 8, 2009

Job Number: C20091208-1156
Reference Number: 20090843359-83
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
00002515626-97	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002515626-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/08/2009 8:00 AM
	Entity Number E0627442009-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: KWest Investment International Ltd

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agents Inc. of NV
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 190,000,000 (attached) Par value per share: $ 0.001 Number of shares without par value: n/a

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name / Street Address	City	State	Zip Code
1)	Eric Wing Kar Lo, 1395 West 57th Avenue	Vancouver	BC	V6P 1S7
2)	Stelfin Man Kit Wong, 12 Deacon Lane	Sherwood Park	AB	T8H 1M9

5. Purpose: (optional; see instructions)
The purpose of the corporation shall be: Any lawful business activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Eric Wing Kar Lo
Name

X [signature]
Incorporator Signature

1395 West 57th Avenue — Vancouver — BC — V6P 1S7
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Kathleen C. Garrigy, asst sec 12/7/09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

Schedule "A"
to the Articles of Incorporation
of KWEST INVESTMENT INTERNATIONAL LTD.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

190,000,000 shares broken down as follows:

100,000,000 common shares with par value of $0.001, all of which stock shall be entitled to voting power; and

90,000,000 preferred shares with par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

Schedule "B"
to the Articles of Incorporation
of KWEST INVESTMENT INTERNATIONAL LTD.

Item 4. – Names and Addresses of the Board of Directors/Trustees:

	Name:	Street Address:	City:	State:	Zip Code:
3.	Yun Kong Yong	1553 Hector Road	Edmonton	AB	T6R 2Z4